Exhibit 99.1

Press Release	CONTACT:	Investor Relations
713.849.9911

Flotek Industries, Inc. Announces $29.5 Million Common Stock

Private Placement and $4.5 Million Debt Exchange

HOUSTON, May 12, 2011 - Flotek Industries, Inc. (NYSE: FTK) today announced that it has entered into definitive subscription agreements with accredited investors with respect to the private placement of shares of common stock for gross proceeds of approximately $29.5 million. Flotek also announced that it has entered into exchange agreements to issue an aggregate of 559,007 shares of common stock in exchange for $4.5 million in aggregate principal amount of its 5.25% Convertible Senior Notes due 2028.

Private Placement

Flotek has entered into subscription agreements to sell 3,665,000 shares (“Shares”) of common stock at a price of $8.05 per Share. The closing and funding of the private placement is scheduled to occur on or about May 12, 2011.

Flotek will use the proceeds of the private placement to repay indebtedness under the Company’s secured credit facility.

The Shares have not been registered under the Securities Act of 1933, as amended, and such securities may not be offered or sold in the United States absent a registration statement or exemption from registration.

Exchange Agreement

Flotek has entered into an exchange agreements with two affiliated holders of $4.5 million in aggregate principal amount of the Company’s 5.25% Convertible Senior Notes due 2028 to issue an aggregate of 559,007 shares of common stock in exchange for such notes. The consummation of this exchange is expected to close on or before May 18, 2011. The offer and sale of the shares of common stock in the exchange is being made in reliance on the exemption from registration in Section 3(a)(9) of the Securities Act of 1933, as amended.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek

Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to complete its proposed private placement or debt for equity exchange, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section) and Form 10-Q, and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.